SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Information Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             MEDIQUIK SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1.    Title of each class of securities to which transaction applies:


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      2.    Aggregate number of securities to which transaction applies:


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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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      4.    Proposed maximum aggregate value transaction:


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      5.    Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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                             MEDIQUIK SERVICES, INC.
                           4295 San Felipe, Suite 200
                              Houston, Texas 77027

                              INFORMATION STATEMENT

                  PURSUANT TO REGULATION 14C PROMULGATED UNDER

                 THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

      This information statement is being mailed on or about July 25, 2000 to holders of record as of July 19, 2000 of shares of common stock, par value $0.001 ("Common Stock"), of MediQuik Services, Inc., a Delaware corporation (the "Company"). It is being furnished in connection with the adoption of an amendment to the Company's Certificate of Incorporation by written consent of the holders of a majority of the outstanding shares of Common Stock.

      On July 10, 2000, the Company's Board of Directors approved (A) an amendment to the Company's Certificate of Incorporation to (1) to amend Article V to increase the number of authorized shares of stock of the Company from 26,000,000 to 51,000,000 (of which 50,000,000 will be shares of Common Stock and 1,000,000 will be shares of blank check Preferred Stock) and (2) delete the provisions of Article XII of the Certificate of Incorporation of the Company and (B) a designation of the relative rights, preferences and limitations of the Company's Series A Preferred Stock. On the same date, the amendment was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Approval by the Board of Directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to effect the amendment. Approval of the majority of the Board of Directors is adequate under Delaware law to effect the designation. The amendment and the designation will become effective following a waiting period of 20 calendar days from the date this information statement is mailed to stockholders. The form of the Certificate of Amendment is attached to this information statement as Exhibit A. The form of the designation is attached as Exhibit B.

      This statement is being provided for your informational purposes only.

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                      WE ARE NOT ASKING YOU FOR A PROXY AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

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                       OUTSTANDING STOCK AND VOTING RIGHTS

      As of July 19, 2000, there were 6,310,632 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.


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

REASONS FOR THE AMENDMENT

      On or about March 1, 2000 the Company began to negotiate with MiraQuest Capital Holdings, Inc./Sisbro Private Equity, L.P. ("MiraQuest Capital") regarding a possible investment by MiraQuest Capital in the Company. On March 27, 2000, the Company and MiraQuest Capital entered into a Letter of Intent (the "Letter of Intent"). Pursuant to the Letter of Intent, the Company and MiraQuest Capital agreed in principle to the terms of MiraQuest Capital's investment in the Company. On July 12, 2000, the Company and MiraQuest Venture, LLC ("MiraQuest") (to whom MiraQuest Capital assigned its rights under the Letter of Intent) executed a definitive Stock Purchase Agreement to be effective June 30, 2000 (the "Stock Purchase Agreement").

      Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to sell and MiraQuest has agreed to buy 7,048,996 shares of the Company's Common Stock and 513,266 shares of the Company's Series A Preferred Stock (the "Series A Stock"). Each share of the Series A Stock is initially convertible into 20 shares of Common Stock. MiraQuest will also receive a warrant to purchase up to 650,000 shares of the Company's Common Stock, exercisable for $0.60 per share for 10 years. The warrant has no vesting period. MiraQuest is paying the Company $2,000,000 in cash and 7,251,600 of its membership units. MiraQuest has also agreed to contribute certain other assets as detailed below. When the transaction is consummated, MiraQuest will own the majority of the issued and outstanding shares in the Company.

      MiraQuest's obligations under the Stock Purchase Agreement are conditioned, among other things on (i) the filing of an amendment to Article V of the Company's Certificate of Incorporation to increase the authorized number of shares from 26,000,000 (of which 25,000,000 are shares of Common Stock and 1,000,000 are shares of blank check Preferred Stock) to 51,000,000 (of which 50,000,000 shares are Common Stock and 1,000,000 shares are blank check Preferred Stock) of the Company's Common Stock to 50,000,000; (ii) the deletion of Article XII of the Company's Certificate of Incorporation; and (iii) the filing of the Designation of Preferences, Limitations, and Relative Rights of MediQuik Services, Inc. Series A Preferred Stock (the "Designation").

      The Company's Board of Directors has approved the execution of the Stock Purchase Agreement and recommended to the shareholders of the Company that they authorize the execution and filing of an amendment to the Company's Certificate of Incorporation as set forth on Exhibit "A" hereto (the "Amendment"). On July 10, 2000, the holders of more than a majority of the outstanding shares of Common Stock of the Company approved the Amendment. Approval by the Board of Directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under Delaware law to affect the amendment. 6,310,632 shares of the Company's Common Stock are outstanding, all of which are eligible to vote on the Amendment.

      The Board of Directors has also authorized the filing of the Designation set forth as Exhibit "B" hereto. Approval by the Board of Directors is adequate under Delaware law to authorize the filing of the Designation.

      The Board of Directors of the Company believes that the stock purchase transaction may assist the Company in qualifying for NASDAQ's small cap listing. MiraQuest has agreed to


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

provide sufficient capital so that the Company has the minimum net assets required under NASD Rule 4310 for initial inclusion in the Nasdaq Small Cap Stock Market. MiraQuest is obligated to provide the net assets on terms and conditions satisfactory to it through March 31, 2001. The Board of Directors of the Company also believes that the Company's relationship with MiraQuest and its affiliates may position the Company to expand its national marketing efforts to large managed care clients.

      Dissenters have no rights of appraisal or any such similar rights in connection with the increase of the number of shares of Common Stock or the designation of the Series A Stock.

      The Amendment and the Designation will become effective following a waiting period of 20 calendar days from the date this information statement is mailed to stockholders.

Authorization and Issuances Of New Stock

      Before being amended, the Certificate of Incorporation authorized the issuance of 26,000,000 shares of stock, 25,000,000 of which were designated as Common Stock par value $0.001, and 1,000,000 of which were designated as blank check Preferred Stock, par value $0.001, with rights and preferences to be set forth by designation.

      The amendment to the Company's Certificate of Incorporation, which is a condition to closing, increases the authorized shares of stock from 26,000,000 to 51,000,000, of which 50,000,000 shares are designated as Common Stock and 1,000,000 shares are designated blank check Preferred Stock.

      The Board of Directors of the Company has authorized the issuance of the Common Stock and the Series A Stock to MiraQuest in connection with the Stock Purchase Agreement.

Description of Series A Preferred Stock

      The Certificate of Incorporation of the Company authorizes the issuance of 1,000,000 shares of Preferred Stock, but does not designate the rights and preferences of those shares. No shares of Preferred Stock have been previously designated.

      The Designation sets forth the specific terms of Company's Series A Stock. The Series A Stock has the right to receive dividends on a per share basis equal to any dividends declared and paid on the Company's common stock, including, without limitation, stock dividends or repurchase rights exercised by the Company with respect to the repurchase of any securities.

      The holders of the Series A Stock have the right to convert to shares of common stock of the Company from time to time and at any time. The initial conversion price is five percent of the purchase price of the Series A Stock or $2.00; so that each share of the Series A Stock will be converted into 20 shares of Common Stock. The conversion price will be adjusted proportionately from time to time to reflect increases or decreases in the number of shares in the Company and the sale of stock below the Series A Conversion Price. Shares of the Series A Stock will be converted automatically when (1) sixty-seven percent (67%) of the outstanding shares of Series A Stock has been converted to Common Stock or
(2) in total the holders of


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

sixty-seven percent (67%) of the shares of the Series A Stock have converted or have consented to convert. The Designation sets forth the mechanics of conversion in greater detail.

      The Series A Stock shall be voted with the Common Stock on all issues; provided that, for so long as 25 percent of the Series A Stock remains outstanding, the vote of the majority of shares of the Series A Stock will be required to amend the Certificate of Incorporation or Bylaws if any action is taken to adversely affect the rights of the holders of the Series A Stock or to authorize or issue any share of stock senior to or on a parity with the Series A Stock. The Series A Stock has no rights of redemption.

      The holders of Series A Stock shall have a liquidation preference under which they will received an amount per share equal to the original purchase amount per share less any declared and paid cash dividends. After the holders of the Series A Stock receive their liquidation preference, the holders of the Series A Stock shall have the right to receive distributions pro-rata with the holders of the Common Stock. If the assets of the Company are insufficient to return the liquidation preference of the Class A Stock, the holders of the Class A Stock shall share in the liquidation of the Company on a prorata basis. Liquidation of the Company is deemed to occur if the Company merges with any other person, sells all or substantially all of its assets or there is a change of control of the Company.

      The Designation will designate all of the authorized shares of Preferred stock to be shares of the Series A Stock. 513,266 shares of the Series A Stock will be issued in connection with the MiraQuest transaction.

Financial and Other Information

      Financial statements contained in the annual report to security holders are hereby incorporated by reference.

Security Ownership of Certain Beneficial Owners and Management.

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2000 as to (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each Director of the Company, (iii) each Executive Officer of the Company and (iv) all Directors and Officers of the Company as a group.

Name of Beneficial Owner            Shares of Common       Percent of Class (2)
                                    Stock Owned (1)

Fisher Management Group, Inc.(3)    1,317,642              21.84%
3121 Buffalo Speedway, Ste. 5407
Houston, Texas 77098

Grant M. Gables (4)                   972,756              16.13%
11549 Riverview Way
Houston, Texas 77077

Jocody Financial , Inc.               474,543               7.87%


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

5773 Woodway, Suite 290
Houston, Texas 77057

Howard B. Butler, Jr.                 313,784               5.20%
7721 San Felipe
Houston, Texas 77063

Roger Cotrofeld, Jr.                  306,637               5.08%
123 Mohawk Drive
Fort Plain, NY 13339

R. Craig Christopher                  272,865               4.52%
8335 Ariel
Houston, Texas 77074

William Marciniak (5)                 332,373               5.51%
908 Antler
Schertz, Texas 78164

Benjamin J. Scardello (6)             171,450               2.84%
17003 Windrow Drive
Spring, Texas 77379

Lawrence J. Wedekind (7)               21,500               0.36%
16266 Salmon Drive
Spring, Texas 77379

Donald Holmquest                       25,000               0.41%
109 Marrakesh
Bellaire, TX  77401

All Officers and Directors as a     2,109,728               34.97%
group (7 persons)

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the Shares of Common Stock beneficially owned.
(2) Represents the number of shares of Common Stock beneficially owned by each named person or group, expressed as a percentage of all of the shares of such class outstanding as of such date without giving effect to 250,000 shares issuable pursuant to warrants held by consultants and advisors to the Company.
(3) Such shares are attributable to Fisher Management Group, Inc. in its capacity as general partner of various limited partnerships which each own shares of Common Stock.
(4) Includes 474,543 shares held by Jocody Financial, Inc., a corporation wholly owned by Mr. Gables' spouse.
(5)   Includes 196,208 shares held by Mr. Marciniak's minor children
(6)   Includes 30,708 shares held by Mr. Scardello's spouse.
(7) Includes 11,500 shares held by Greater Gulf Medical Alliance, Inc., of which Mr. Wedekind is the sole shareholder and serves as president and chief executive officer.

By Order of the Board of Directors:


/s/ Chairman of the Board


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

                         Documents Included by Reference

1. Financial Statement filed with the Company's Annual Report, Form 10KSB40/A, filed 4/20/2000.


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

                                    EXHIBIT A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEDIQUIK SERVICES, INC.

                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW

      The undersigned, William Marciniak, being the Chief Executive officer of MediQuik Services, Inc., a Delaware corporation (the "Company"), hereby certifies as follows:

      1. The name of the Company is MediQuik Services, Inc.

      2. The Board of Directors of the Company, by action taken at a meeting on July 10, 2000, unanimously adopted a resolution proposing and declaring advisable the amendments to Articles V and XII of the Certificate of Incorporation of the Company described below.

      3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the unanimous vote of the Board of Directors of the Company.

      4. By written action of more than a majority of the stockholders of the Company entitled to vote, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of this Certificate of Amendment.

      5. The amendments of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

      6. The Certificate of Incorporation of the Company is hereby amended by:

            (a) deleting in its entirety the current third full paragraph of
      Article V of the Company's Certificate of Incorporation and replacing it with the following:

                  "The aggregate number of shares of all classes of capital
            stock which the Corporation has authority to issue is 51,000,000 of which 50,000,000 are to be shares of common stock, $.001 par value per share, and of which 1,000,000 are to be shares of serial preferred stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance."

      ; and

      (b) deleting the entirety of Article Twelfth of the Certificate of Incorporation of the Company and replacing it with the following:

                                  "Article XII

                                   [Deleted.]"

      IN WITNESS WHEREOF, the undersigned, being the duly appointed and acting President, of the Company, has hereunder subscribed his name to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this ______ day of _____________ 2000.

                                          MediQuik Services, Inc.


                                          By:
                                             -----------------------------------
                                          Name: William Marciniak
                                               ---------------------------------
                                          Title: Chief Executive Officer
                                                -------------------------------


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

                                    EXHIBIT B
                    DESIGNATION OF PREFERENCES, LIMITATIONS,
                             AND RELATIVE RIGHTS OF
                MEDIQUIK SERVICES, INC. SERIES A PREFERRED STOCK

                  Section 1. Designation.

                  Hereby designated as "Series A Preferred Stock" are 1,000,000 shares of the Preferred Stock of the Corporation, with the powers, rights, preferences, qualifications, limitations and restrictions specified herein.

                  Section 2. Dividend Rights.

                  In the event dividends are paid on any share of Common Stock, an additional dividend shall be paid with respect to all outstanding shares of Series A Preferred Stock in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this Section 2 shall not, however, apply to (i) a dividend payable in Common Stock; (ii) the acquisition of shares of any Common Stock in exchange for shares of any other capital stock; or (iii) any repurchase of any outstanding securities of the Corporation that is approved by the Corporation's Board of Directors.

                  Section 3. Voting Rights.

                  (a) General Rights. Except as otherwise provided herein or as required by law, the Series A Preferred Stock shall be voted with the shares of the Common Stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series A Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series A Preferred Stock are convertible (pursuant to Section 5 hereof) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

                  (b) Separate Vote of Series A Preferred Stock. For so long as at least twenty-five percent (25%) of the shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority in interest of the outstanding Series A Preferred Stock shall be necessary for effecting or validating the following actions:

                        (i) Any amendment, alteration or repeal of any provision of the Articles or Bylaws of the Corporation that affects adversely the voting powers, preferences or other special rights or privileges, qualifications, limitations, or restrictions of the Series A Preferred Stock; or

                        (ii) Any authorization, whether by reclassification or otherwise, or change in the authorized amount of any class of shares or series of equity securities of the Corporation ranking on a parity with or senior to the Series A Preferred Stock in relation to right of redemption, liquidation preference, voting or dividends.

                  Section 4. Liquidation Rights.

                  (a) Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of Common Stock, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Preferred Stock equal to the Original Issue Price, reduced by the amount of any cash dividends previously declared and paid on such Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalization and the like with respect to such shares) for each share of Series A Preferred Stock held by them. The Original Issue Price of the Series A Preferred Stock was $40.00 per share.

                  (b) After the payment of the full liquidation preference of the Series A Preferred Stock as set forth in Section 4(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock and Series A Preferred Stock.

                  (c) The following events shall be considered a liquidation under this Section 4, provided such event has been approved by the holders of a majority of the then outstanding Common Stock voting as a separate class:

                        (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred (an "Acquisition"); or

                        (ii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

                  (d) If, upon any liquidation, distribution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in
Section 4(a) above, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.


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

                  Section 5. Conversion Rights.

                  The holders of Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of Common Stock (the "Conversion Rights"):

                  (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series A Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the "Series A Conversion Rate" then in effect (determined as provided in Section 5(b) below) by the number of shares of Series A Preferred Stock being converted.

                  (b) Series A Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Original Issue Price of the Series A Preferred Stock by the "Series A Conversion Price," calculated as provided in Section 5 (c) below.

                  (c) Conversion Price. The conversion price for the Series A Preferred Stock shall initially be $2.00 (the "Series A Conversion Price"). Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this Section 5. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted.

                  (d) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                  (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Series A Conversion Price in effect immediately before that subdivision


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

shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

                  (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 5 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

                  (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares or any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(c), a recapitalization, subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this section
5), in any such event each holder of Series

A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (i) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Corporation (other than an Acquisition or Asset Transfer as defined in Section 4(c), a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                  (j) Sale of Shares Below Series A Conversion Price.

                        (i) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (j) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) above, and other than a subdivision or combination of shares of Common Stock as provided in
Section 5(e) above, for an Effective Price (as hereinafter defined) less than the then effective Series A Conversion Price, then and in each such case the then existing Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the Series A Conversion Price by a fraction (i) the numerator of which shall be
(A) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (as defined in subsection
(j)(ii) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Sock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the day immediately preceding the given date.

                        (ii) For the purpose of making any adjustment required under this Section 5(j), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                        (iii) For the purpose of the adjustment required under this Section 5(j), if the Corporation issues or sells any rights or options for the purchase of or stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series A Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided, further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series A Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Series A Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Series A Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Commons Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Series A Preferred Stock.

                        (iv) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this Section 5(j), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of the Series A Preferred Stock; (2) shares of Common Stock and/or options, and the Common Stock issued pursuant to such options (as adjusted for any stock dividends, combinations, splits, recapitalization and the like) issued or to be issued to non-employee directors of the Corporation pursuant to a stock option plan that has been approved by the Board; (3) shares of Common stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; (4) shares of Common stock or options, warrants or convertible securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution; and (5) shares of Common Stock or options, warrants or convertible securities issued pursuant to a merger, consolidation or acquisition of a business or assets of a business. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 5(j), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 5(j), for such Additional Shares of Common Stock.

                  (k) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series A Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, if the Series A Preferred Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series A Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

                  (l) Notice of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(d) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any Asset Transfer (as defined in Section 4(d)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

                  (m) Automatic Conversion.

                        (i) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series A Conversion Price, (A) upon the conversion or redemption of at least 67% of the shares of Series A Preferred Stock originally issued and outstanding; or (B) upon the written consent of that number of holders of shares of Series A Preferred Stock which, when added to the number of shares of Series A Preferred Stock redeemed or converted into Common Stock, equals 67% of the shares of Series A Preferred Stock originally issued and outstanding. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(d).

                        (ii) Upon the occurrence of the event specified in paragraph (i) above, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A

Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions of
Section 5(d).

                  (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

                  (o) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (p) Notices. Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

                  (q) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

                  (r) No Dilution or Impairment. The Corporation shall not amend its articles of incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment.

                  Section 6. No Redemption.

                  The Corporation shall be under no obligation to redeem all or any portion of the Series A Preferred Stock at any time.

                  Section 7. No Reissuance of Series A Preferred Stock.

                  No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.